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                                                                EXHIBIT NO. 2.1



                          PLAN AND AGREEMENT OF MERGER

                            DATED AS OF JUNE 8, 1998

                                  by and among

                          HR ACQUISITION I CORPORATION,

                      HEALTHCARE REALTY TRUST INCORPORATED,

                                       and

                          CAPSTONE CAPITAL CORPORATION










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                          PLAN AND AGREEMENT OF MERGER


                  THIS PLAN AND AGREEMENT OF MERGER (this "Plan of Merger"), is entered into as of June 8, 1998, by and among HR ACQUISITION I CORPORATION, a Delaware corporation ("Buyer"), HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation ("HR"), and CAPSTONE CAPITAL CORPORATION, a Maryland corporation ("Target") (Buyer and Target being sometimes collectively referred to herein as the "Constituent Entities").



                                   WITNESSETH:

                  WHEREAS, the respective Boards of Directors of Target, HR and Buyer have approved the merger of Buyer with and into Target (the "Merger"), upon the terms and subject to the conditions set forth in this Plan of Merger, whereby all issued and outstanding shares of (i) Target common stock, par value $.001 per share (the "Target Common Stock"), and (ii) Target 8 7/8% Series A Cumulative Preferred Stock, par value $.001 per share (the "Target Series A Preferred Stock" and, together with the Target Common Stock, the "Target Stock"), not owned directly or indirectly by Target (other than restricted shares of Target Common Stock to be redeemed as hereinafter provided), will be converted into the Merger Consideration (as hereinafter defined); and


                  WHEREAS, each of Buyer, HR, and Target desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;


                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:



                                    ARTICLE I
                                   THE MERGER

                  Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Plan of Merger, and in accordance with Section 3-101 et seq. of the Maryland General Corporation Law (the "MGCL") and in accordance with Sections 251 and 252 of the Delaware General Corporation Law (the "DGCL"), Buyer shall be merged with and into Target at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of Buyer shall cease and Target shall continue as the surviving entity (the "Surviving Entity") under the name "HR Acquisition I Corporation" and shall succeed to and assume all the rights and obligations of Target and Buyer in accordance with the


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MGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (a) the Surviving Entity shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Constituent Entities, (b) all obligations belonging to or due each of the Constituent Entities shall be vested in, and become the obligations of, the Surviving Entity without further act or deed, (c) title to any real estate or any interest therein vested in either of the Constituent Entities shall not revert or in any way be impaired by reason of the Merger, (d) all rights of creditors and all liens upon any property of either of the Constituent Entities shall be preserved unimpaired, and (e) the Surviving Entity shall be liable for all of the debts and obligations of each of the Constituent Entities, and any claim existing, or action or proceeding pending, by or against either of the Constituent Entities may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.


                  Section 1.2 THE CLOSING. The closing of the Merger (the "Closing") will take place at such time and on such date as is specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Article VII) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 7.1 (other than Section 7.1(d), which shall be satisfied at the Closing Date), at such location as the parties may agree, unless another date is agreed to in writing by the parties hereto.


                  Section 1.3 EFFECTIVE TIME. Subject to the provisions of this Plan of Merger, the parties shall file articles of merger (the "Articles of Merger") executed in accordance with Sections 3-109, 3-110 and 1-301 of the MGCL and a certificate of merger (the "Certificate of Merger") executed in accordance with Section 103 of the DGCL and shall make all other filings or records required under the MGCL and the DGCL as soon as practical on or after the Closing Date. The Merger shall become effective at such time as the Articles of Merger are accepted for record by the State Department of Assessments and Taxation of Maryland (the "SDAT") and the Certificate of Merger is accepted for record by the Delaware Office of the Secretary of State, or at such other time as Buyer and Target shall agree as specified in the Articles of Merger and the Certificate of Merger but not exceeding 30 days after the later of the date the Articles of Merger are accepted for record by the SDAT or the Certificate of Merger is accepted for record by the Delaware Office of the Secretary of State (the "Effective Time").


                  Section 1.4 EFFECT OF MERGER. The Merger shall have the effect set forth in Section 3-114 of the MGCL and Section 259 of the DGCL.



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                                   ARTICLE II
                      EFFECT OF THE MERGER ON THE STOCK OF
               THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

                  Section 2.1 EFFECT ON STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any stock of either of the Constituent Entities:

                           (a) CANCELLATION OF TREASURY STOCK. Each share of
                  Target Stock that is owned by Target or by any subsidiary of Target shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                           (b) CONVERSION OF TARGET COMMON STOCK AND TARGET
                  SERIES A PREFERRED STOCK. Subject to Section 2.2, each issued and outstanding share of Target Common Stock (other than restricted shares of Target Common Stock to be redeemed in accordance with Section 2.1(c)) and each issued and outstanding share of Target Series A Preferred Stock (collectively, the "Exchanging Target Shares") shall be converted into such number of shares of the common stock, par value $.01 per share, of HR (the "HR Common Stock"), and shares of the 8 7/8% Series A Cumulative Preferred Stock, par value $.01 per share, of HR (the "HR Preferred Stock") (such shares of HR Common Stock and HR Preferred Stock being delivered in connection with the Merger referred to herein as the "Merger Consideration") in accordance with the following provisions:

                               (i) Each issued and outstanding share of Target
                      Common Stock (other than restricted shares of Target Common Stock to be redeemed in accordance with Section 2.1(c) below) shall be converted into .8518 shares of HR Common Stock (the "Common Stock Exchange Ratio"); and

                               (ii) Each issued and outstanding share of Target
                      Series A Preferred Stock, shall be converted into one share of HR Preferred Stock having substantially the same rights and preferences as the Target Series A Preferred Stock (the "Preferred Stock Exchange Ratio").

                  As of the Effective Time, all such Exchanging Target Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Exchanging Target Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares to be issued or paid in consideration therefor with respect to the Exchanging Target Shares



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                  upon surrender of such certificate in accordance with Section
                  2.2, without interest.

                           (c) RESTRICTED TARGET SHARES. Immediately prior to
                  the Effective Time, each outstanding restricted share of Target Common Stock (whether vested or unvested) shall be redeemed for cash in an amount of $24.33 per restricted share of Target Common Stock. Such cash shall be provided by Target from available cash resources or from Target borrowings. HR agrees that any such borrowings will be repaid only from cash flow generated from Target's operations and not from cash furnished, directly or indirectly, by HR.

                           (d) STOCK OPTIONS. At the Effective Time, all rights
                  with respect to each option to purchase Target Common Stock which is outstanding at the Effective Time, whether or not then vested or exercisable, shall be purchased by Buyer for cash in an amount equal to the excess of (i) $24.33 per share of Target Common Stock over (ii) the stated exercise price of such option.

                           (e) 10 1/2% DEBENTURES. On or before the Effective
                  Time, all of Target's 10 1/2% Convertible Subordinated Debentures due 2000 (the "10 1/2% Debentures") which are outstanding at the Effective Time shall remain outstanding in accordance with the indenture pursuant to which the 10 1/2% Debentures have been issued and the instruments by which such 10 1/2% Debentures are evidenced, in each case as the same may have been amended or restated or otherwise modified in accordance with the terms thereof, and HR shall assume each and every obligation of Target contained in the indenture. Each 10 1/2% Debenture shall be convertible into that number of shares of HR Common Stock equal to the number of shares of Target Common Stock into which such 10 1/2% Debenture was convertible immediately prior to the Effective Time, multiplied by the Common Stock Exchange Ratio; the indentures and instruments pursuant to which such 10 1/2% Debentures have been issued shall be amended or supplemented to provide for the conversion of such 10 1/2% Debentures into HR Common Stock, and such amendments shall provide for adjustments to the conversion price for events subsequent to the Effective Time that will be as nearly equal as may be practicable to the conversion adjustments which currently apply to the 10 1/2% Debentures.

                           (f) 6.55% DEBENTURES. All of Target's 6.55%
                  Convertible Subordinated Debentures due 2002 (the "6.55% Debentures")which are outstanding at the Effective Time shall remain outstanding in accordance with the indenture pursuant to which the 6.55% Debentures have been issued and the instruments by which such 6.55% Debentures are evidenced, in each case as the same may have



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                  been amended or restated or otherwise modified in accordance with the terms thereof, and HR shall assume each and every obligation of Target contained in the indenture. Each 6.55% Debenture shall be convertible into that number of shares of HR Common Stock equal to the number of shares of Target Common Stock into which such 6.55% Debenture was convertible immediately prior to the Effective Time, multiplied by the Common Stock Exchange Ratio. The indentures and instruments pursuant to which such 6.55% Debentures into HR Common
                  Stock, and such amendments shall provide for adjustments to the conversion price for events subsequent to the Effective Time that will be as nearly equal as may be practicable to the conversion adjustments which currently apply to the 6.55% Debentures.

                           (g) ANTI-DILUTION PROVISIONS. If after the date
                  hereof and prior to the Effective Time, the Board of Directors of HR shall have declared a stock split (including a reverse split) of HR Common Stock or a dividend payable in HR Common Stock, or any other distribution of securities or dividend payable in securities to holders of HR Common Stock with respect to their HR Common Stock (including such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction), then (i) the Common Stock Exchange Ratio shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and (ii) if such stock split, dividend or distribution has a record date prior to the Effective Time, then the number of shares of HR Common Stock to be issued pursuant to Section 2.1(b)(i) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

                  Section 2.2 EXCHANGE OF CERTIFICATES.

                           (a) EXCHANGE AGENT. Prior to the Effective Time,
                  Buyer shall enter into an agreement with such bank or trust company as may be designated by Buyer (the "Exchange Agent") providing that Buyer shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Exchanging Target Shares, for exchange in accordance with this
                  Article II, through the Exchange Agent, certificates representing the Merger Consideration (the Merger Consideration together with any distributions or dividends with respect to such Merger Consideration with a record date after the Effective Time and any cash to be paid in lieu of fractional shares, being hereinafter referred to as the "Exchange Fund").

                           (b) EXCHANGE PROCEDURES. As soon as reasonably
                  practicable after the Effective Time, the Surviving Entity shall cause




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                  the Exchange Agent to mail to each holder of record of a
                  certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target
                  Stock (the "Certificates") whose shares were converted into the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates, to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HR Common Stock or HR Preferred Stock into which the shares of Target Stock held by such holder have been converted pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Exchanging Target Shares which are not registered in the transfer records of Target, delivery of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise in proper form for transfer and the person requesting such delivery shall pay any transfer or other taxes required by reason of delivery of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Buyer that such tax has been paid or is not applicable. Until surrendered as contemplated by this
                  Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only that number of whole shares of HR Common Stock or HR Preferred Stock into which the shares of Target Stock represented by such Certificate have been converted pursuant to the provisions of this Article II and the right to receive upon such surrender the amount of cash payable in lieu of any fractional shares which the holder thereof has the right to receive in respect of such Certificate pursuant to this
                  Article II. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares to holders of Certificates pursuant to the provisions of this Article II. Former stockholders of record of Target shall be entitled to vote after the Effective Time at any meeting of HR shareholders the number of shares of HR Common Stock or of HR Preferred Stock, as applicable, into which their respective shares of Target Common Stock or Target Series A Preferred Stock are converted, regardless of whether such holders have exchanged their


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                  Certificates for certificates representing shares of HR
                  Common Stock or of HR Preferred Stock, as applicable, in accordance with this Section 2.2.

                           (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.
                  No dividends or other distributions with respect to the Merger Consideration shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HR Common Stock or HR Preferred Stock represented thereby until the surrender of such Certificate in accordance with this Article II. Following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of HR Common Stock or HR Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable to such holder pursuant to
                  Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HR Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of HR Common Stock.

                           (d) NO FURTHER OWNERSHIP RIGHTS IN EXCHANGING TARGET
                  SHARES. All shares of HR Common Stock or HR Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.1, 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Exchanging Target Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                           (e) NO FRACTIONAL SHARES. No certificates or scrip
                  representing fractional shares of HR Common Stock or HR Preferred Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of HR. Notwithstanding any other provision of this Plan of Merger, each holder of Exchanging Target Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HR Common Stock or HR Preferred Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without



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                  interest) in an amount equal to such fractional part of a
                  share of HR Common Stock multiplied by $28.5625.

                           (f) TERMINATION OF EXCHANGE FUND. Any portion of the
                  Exchange Fund which remains undistributed to the holders of the Certificates six months after the Effective Time shall be delivered to Buyer, on demand, and any holders of the Certificates who have not theretofore complied with this
                  Article II shall thereafter look only to Buyer for payment of their claim for Merger Consideration and any dividends or distributions with respect to HR Common Stock.

                           (g) NO LIABILITY. None of Buyer, HR, Target or the
                  Exchange Agent shall be liable to any person in respect of any shares of HR Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any governmental entity), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of all claims or interest of any person previously entitled thereto.

                           (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent
                  shall invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by Buyer, on a daily basis. Any interest and other income resulting from such investments shall be paid to Buyer.

                  Section 2.3 CERTIFICATE OF INCORPORATION OF THE SURVIVING ENTITY. The Certificate of Incorporation of Buyer, effective as of the Effective Time, shall become the Certificate of Incorporation of the Surviving Entity from and after the Effective Time and until thereafter amended as provided by law.

                  Section 2.4 BYLAWS OF THE SURVIVING ENTITY. The Bylaws of Buyer shall be the Bylaws of the Surviving Entity from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the DGCL, the Certificate of Incorporation of Buyer and said Bylaws.

                  Section 2.5 DIRECTORS. The Board of Directors of Buyer at the Effective Time shall, from and after the Effective Time, be the Board of Directors of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Certificate of Incorporation and applicable law.



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                  Section 2.6 OFFICERS. The officers of Buyer at the Effective
Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Certificate of Incorporation and Bylaws.

                  Section 2.7 ASSETS, LIABILITIES. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Constituent Entities shall be taken upon the books of the Surviving Entity at the amounts at which they respectively shall be carried on the books of the Constituent Entities immediately prior to the Effective Time, except as otherwise set forth in this Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

                  Section 2.8 TAX TREATMENT. The Constituent Entities acknowledge that for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TARGET

                  Target represents and warrants to Buyer and HR as follows (and for purposes of this Article III, all references to "Target" shall be deemed to include all Target Subsidiaries (as hereinafter defined) unless the context otherwise requires):

                  Section 3.1 ORGANIZATION AND QUALIFICATION. Each of Target and the Target Subsidiaries (as defined below in Section 3.3) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, if a corporation, and is legally formed and validly existing under the laws of the jurisdiction of its organization, if a trust, association, partnership, limited liability company or business organization, and each has the requisite corporate, trust or organizational power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Target and each Target Subsidiary is registered or qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such registration or qualification necessary, except where the failure to be so registered or qualified and in good standing will not have and would not reasonably be expected to have a material adverse effect (as defined in Section 9.10 below) on Target. True, accurate and complete copies of the charter and bylaws, if a corporation, and the partnership agreements or other agreements and organizational documents, if a trust,



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association, partnership, limited liability company or business organization, of
Target and each Target Subsidiary, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Buyer.

                  Section 3.2 CAPITALIZATION.

                           (a) The authorized stock of Target consists of (i)
                  50,000,000 shares of Target Common Stock, and (ii) 10,000,000 shares of Target Preferred Stock, of which 3,450,000 shares are classified as Target Series A Preferred Stock. As of the date of this Plan of Merger, (i) 22,286,650 shares (including 99,900 restricted shares) of Target Common Stock were issued and outstanding and (ii) 3,000,000 shares of Target Series A Preferred Stock were issued and outstanding, and (iii) no other shares of Target Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Target Common Stock and Target Series A Preferred Stock are validly issued and are fully paid, nonassessable and none have been issued in violation of any preemptive rights of current or former shareholders of Target. As of the date of this Plan of Merger, Target holds 140,000 shares of Target Common Stock in its treasury.

                           (b) Except as set forth on Exhibit 3.2 to the
                  Disclosure Schedule delivered by Target to Buyer simultaneously with the execution and delivery of this Plan of Merger (the "Target Disclosure Schedule"), all of the issued and outstanding shares of stock of each Target Subsidiary is owned by Target, free and clear of all liens, charges, encumbrances, equities or claims and all of the issued and outstanding shares of each Target Subsidiary are fully paid and nonassessable. None of the outstanding shares of capital stock of Target Subsidiaries has been issued in violation of any preemptive rights of current or former shareholders of the Target Subsidiaries.

                           (c) Except as set forth on Exhibit 3.2 to the Target
                  Disclosure Schedule or otherwise disclosed in the Target Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (i) there are no options, warrants or similar rights granted, or debentures issued, by Target or any Target Subsidiary or any other agreement to which Target or any Target Subsidiary is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time, and (ii) there are no voting trusts, proxies or other agreements or understandings to which Target is a party or is bound with respect to the voting of any shares of stock of Target or any Target Subsidiary.



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                           (d) Except as set forth on Exhibit 3.2 to the Target
                  Disclosure Schedule, there is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Target Common Stock or Target Series A Preferred Stock.

                  Section 3.3 SUBSIDIARIES. Attached to the Target Disclosure Schedule as Exhibit 3.3 is a list of all subsidiaries of Target (each a "Target Subsidiary" and collectively, the "Target Subsidiaries") and their respective states of incorporation or formation. Except as set forth on Exhibit 3.3 to the Target Disclosure Schedule, neither Target nor any Target Subsidiary owns any stock or other equity interests in, and does not control, directly or indirectly, any other corporation, partnership, joint venture, limited liability company, association or business organization. Except for Target Subsidiaries which are limited partnerships or limited liability companies, each Target Subsidiary is a "qualified REIT subsidiary" under Section 856 of the Code. Except as set forth on Exhibit 3.3 to the Target Disclosure Schedule, neither Target nor any Target Subsidiary is, or has been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation (except Target), nor has Target or any Target Subsidiary during such time owned, directly or indirectly, any shares of HR Common Stock.

                  Section 3.4 POWER AND AUTHORITY. Subject to the satisfaction of the conditions precedent set forth herein, Target (a) has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and (b) has taken all action required by its Charter, Bylaws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Target. This Plan of Merger has been duly executed and delivered by Target and, assuming the receipt of required stockholder and regulatory approvals and further assuming that this Plan of Merger constitutes a valid and binding obligation of Buyer and HR, constitutes a valid and binding obligation of Target, enforceable against Target in accordance with its terms.

                  Section 3.5 NO VIOLATIONS. Except as set forth on Exhibit 3.5 to the Target Disclosure Schedule, the execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder approvals (as set forth in Section 3.17) and regulatory approvals (as set forth in Section 3.6) and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provision of Target's Charter or Bylaws, or any provisions of, or result in the acceleration of any obligation under, result in the creation of any lien, charge, encumbrance or claim on any property or assets of Target or Target Subsidiaries under any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Target or any Target Subsidiary is a party, or by which it is bound, or violate any restrictions of any kind



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to which it is subject which, if violated or accelerated, would have a material adverse effect on Target.

                  Section 3.6 CONSENTS. Except for (i) the filing of the Registration Statement and the Joint Proxy Statement (in each case as defined in Section 6.2 below) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (ii) the acceptance for record of the Articles of Merger by the SDAT and by the Delaware Office of the Secretary of State in connection with the Merger, (iii) any required filings with or approvals from applicable state environmental authorities and (iv) any required filings with or approvals from applicable state health care regulation and licensing authorities (the filings and approvals referred to in clauses (i) through (iv) being collectively referred to as the "Target Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Plan of Merger by Target or the consummation by Target of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on Target. No filing or notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") is required in connection with the execution and delivery of this Plan of Merger or the consummation of the transactions contemplated hereby.

                  Section 3.7 TARGET PUBLIC INFORMATION. Target has heretofore furnished Buyer with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the SEC since January 1, 1997 (as any such documents have been amended since the time of their original filing, the "Target SEC Documents"), which are all of the documents (other than preliminary materials) that it was required to file from such date through the date of this Plan of Merger. As of their respective dates, the Target SEC Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Target SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes. The financial statements contained in the Target SEC Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of Target required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of Target at said date and the consolidated results of operations and cash flows of Target for the periods then ended. The consolidated balance sheet of Target at December 31, 1997 included in the Target SEC Documents is herein sometimes referred to as the "Target Balance Sheet." The consolidated financial statements of Target at December 31, 1997 included in the Target SEC Documents are herein sometimes referred to as the "Target Financial Statements."

                  Section 3.8 LEGAL PROCEEDINGS. Except as disclosed in the Target SEC Documents or on Exhibit 3.8 to the Target Disclosure Schedule and, except for actions in the ordinary course of business against space tenants for breaches of space leases that either individually or in the aggregate will not have a material adverse effect on Target, there is no material litigation, governmental investigation or other proceeding pending or, to the best knowledge of Target, threatened against or relating to Target, any Target Subsidiary, or their respective properties or businesses or the transactions contemplated by this Plan of Merger and, to the best knowledge of Target, no basis for any such action exists.

                  Section 3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed on Exhibit 3.9 to the Target Disclosure Schedule, neither Target nor any Target Subsidiary had, at December 31, 1997, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses), except (a) liabilities, obligations or contingencies which are accrued or reserved against in the Target Financial Statements or reflected in the notes thereto and (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have, or be reasonably expected to have, a material adverse effect on Target, or (ii) have been discharged or paid in full prior to the date hereof or will be discharged or paid in full prior to the Effective Time.

                  Section 3.10 CONTRACTS, ETC. Except as set forth on Exhibit
3.10 to the Target  Disclosure Schedule:

                           (a) each material contract, lease, agreement and
                  arrangement to which Target or any Target Subsidiary is a party is legally valid and binding in accordance with its terms and in full force and effect. To the best knowledge of Target, no party is in material default thereunder, and no event has occurred which, but for the lapse of time or the giving of notice, or both, would constitute a default thereunder, except, in each case, where the invalidity of such lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on Target;

                           (b) no contract or agreement to which Target or any
                  Target Subsidiary is a party will, by its terms, terminate as a result of the transaction contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on Target; and

                           (c) neither Target nor any Target Subsidiary has
                  granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets or entered into any noncompetition agreement or similar agreement restricting its ability to engage in any business in any location.

                  Section 3.11 SUBSEQUENT EVENTS. Except as set forth on Exhibit
3.11 to the Target Disclosure Schedule or disclosed in the Target SEC Documents, Target has not, since the date of the last-filed Target SEC Document:

                           (a) suffered any material adverse change;

                           (b) paid or satisfied any material obligation or
                  liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown in the Target Financial Statements or (ii) liabilities incurred since the date of the last-filed Target SEC Document in the ordinary course of business, which payment or satisfaction would have a material adverse effect on Target;

                           (c) increased or established any reserve for taxes or
                  any other liability on its books or otherwise provided therefor which would have a material adverse affect on Target, except as may have been required due to income or operations of Target since the date of the last-filed Target SEC Document;

                           (d) sold, transferred, mortgaged, pledged or
                  subjected to any lien, charge or other encumbrance any of its assets which are material to its consolidated business or financial condition, other than in the ordinary course of business;

                           (e) granted any material increase in salary payable
                  or to become payable by Target to any officer or employee, consultant or agent (other than merit increases in the ordinary course of business consistent with past practice), or by means of any bonus or pension plan, contract or other commitment, increased in any material respect the compensation of any officer, employee, consultant or agent;

                           (f) except for this Plan of Merger and any other
                  agreement executed and delivered pursuant hereto, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof;

                           (g) changed its authorized or issued capital stock;
                  granted any stock option, warrant or right to purchase of shares of its capital stock; issued any security convertible into its capital stock; granted any registration rights with respect to any securities issued by Target; purchased, redeemed, or otherwise acquired any securities issued by Target; or declared or paid any dividend or other distribution or payment in respect of shares of its capital stock, except for payment of any dividends consistent with past practice;

                           (h) amended Target's Articles of Incorporation or
                  ByLaws;

                           (i) adopted or increased any profit sharing, bonus,
                  deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Target; and

                           (j) entered into any agreement or understanding,
                  whether or not in writing, to do, or the result of which would cause, any of the foregoing.

                  Section 3.12 TAXES. Except as set forth on Exhibit 3.12 to the Target Disclosure Schedule:


                           (a) Target (i) has duly filed with the appropriate
                  governmental authorities all Tax Returns (as hereinafter defined) required to be filed by it for all periods ending on or prior to the Effective Time, and such tax returns are true, correct and complete in all material respects, (ii) has duly paid in full or made adequate provision for the payment of all Taxes (as hereinafter defined) for all periods ending at or prior to the Effective Time (whether or not shown on any Tax Return), and (iii) has not filed for an extension to file any Tax Return not yet filed. No claim has been made by any authority in a jurisdiction where Target or any Target Subsidiary does not file a Tax Return that Target or any Target Subsidiary is or may be subject to tax in such jurisdiction. No waivers of statutes of limitation have been given by or requested with respect to any Taxes. Target has not agreed to any extension of time with respect to any Tax deficiency. The liabilities and reserves for Taxes reflected in the Target Balance Sheet are adequate to cover all Taxes for all periods ending on or prior to December 31, 1997 and there are no liens for Taxes upon any property or asset of Target, except for liens for Taxes not yet due. Target is not a party to any agreement providing for the allocation or sharing of Taxes with any entity except for certain of the Target Leases and Target Mortgage Loans (in each case as hereinafter defined) which provide that the lessee or mortgagor thereunder shall pay all taxes assessed with respect to the Target Property (as hereinafter defined) demised under such Target Leases or securing such Target Mortgage Loans. Target has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code. Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Target has or will have, by the Effective Time, received cash sufficient to satisfy the requirements of Section 857(a) and Section 857(b)(3)(A) of the Code and any applicable excise taxes relating to the operation of Target for the taxable years of Target up to the Effective Time.

                           (b) Target has not been notified that any tax returns
                  of Target or any Target Subsidiary are currently under audit by the IRS or any state or local tax agency.

                           (c) Target has not been a member of any affiliated or
                  combined group of companies that files a consolidated, affiliated, or other combined group Tax Return and Target has no liability for the Taxes of any person under Treasury Regulations 1.1502-6 (or any similar provision of non-federal tax law) as a transferee or successor, by contract, or otherwise, except for the Target Subsidiaries.

                           (d) For purposes of this Plan of Merger, the term
                  "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments, and the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

                  Section 3.13 COMMISSIONS AND FEES. Except as set forth on
Exhibit 3.13 to the Target Disclosure Schedule, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against Target resulting from any action taken by Target or its stockholders, officers or directors, or any of them.

                  Section 3.14 EMPLOYEE BENEFIT PLANS; EMPLOYMENT MATTERS. Except as described in the Target SEC Documents or set forth on Exhibit 3.14 to the Target Disclosure Schedule, Target has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1976, as amended ("ERISA"). All such plans (individually, a "Plan" and collectively, the "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Target has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. Target has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

                  Section 3.15 COMPLIANCE WITH LAWS IN GENERAL. Except as set forth on Exhibit 3.15 to the Target Disclosure Schedule or disclosed in the Target SEC Documents, neither Target nor any Target Subsidiary, nor (to Target's best knowledge) any of Target's borrowers or lessees, has received any notices of material violations of any federal, state or local laws, regulations or ordinances relating to its business and operations, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Target or any Target Subsidiary which, if it were determined that a violation had occurred, would have a material adverse effect on Target.

                  Section 3.16 LICENSES. Target and the Target Subsidiaries, and, to the best knowledge of Target, their respective borrowers and lessees, hold all licenses, permits, certificates and other regulatory approvals (collectively, the "Licenses") which are needed or required by law with respect to their businesses, operations and facilities as currently conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on Target. Except as set forth on Exhibit 3.16 to the Target Disclosure Schedule and subject to compliance with applicable securities laws, the consummation of the Merger will not violate any law or regulation to which Target is subject which, if violated, would have a material adverse effect on Target. Except for routine notices to state authorities that may be required upon a change of control of assisted living facilities, nursing homes or inpatient rehabilitation hospitals and except as set forth on Exhibit 3.16 to the Target Disclosure Schedule, Target and the Target Subsidiaries and, to the best knowledge of Target, each of their borrowers and lessees (i) has duly and currently filed all reports and other information required to be filed with any federal, state or local governmental or regulatory authority in connection with the Licenses, (ii) is not in violation of the terms of any License, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on Target, and (iii) is using and occupying each of the Target Properties in a manner that complies with all applicable codes and zoning laws and regulations, except where the failure to so comply would not have, or would not be reasonably expected to have, a material adverse effect on Target.

                  Section 3.17 VOTE REQUIRED. The affirmative vote of the holders of two-thirds of the outstanding shares of the Target Common Stock entitled to vote thereon and the affirmative vote of the holders of two-thirds of the outstanding shares of the Target Series A Preferred Stock are the only votes of the holders of any class or series of Target equity securities necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

                  Section 3.18 CERTAIN INDEBTEDNESS. Except as disclosed on
Exhibit 3.18 to the Target Disclosure Schedule, neither Target nor any Target Subsidiary is indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from Target or any Target Subsidiary, nor are there any transactions of a continuing nature between Target or any Target Subsidiary and any of its officers, directors, or Affiliates (other than by or through the regular employment thereof by Target) not subject to cancellation which will continue beyond the time the Merger becomes effective, including use of Target's or any Target Subsidiary's assets for personal benefit with or without adequate compensation. As used herein, the term "Affiliate" shall mean any Person (as defined below) that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract, or otherwise to direct the affairs of another Person and (ii) "Person" shall mean an individual, firm, trust, association, corporation, limited liability company, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

                  Section 3.19 NYSE LISTING. Each share of the Target Common Stock and the Target Series A Preferred Stock is, and immediately prior to the Effective Time will be, listed on the NYSE.

                  Section 3.20 TARGET OWNERSHIP OF HR COMMON STOCK. Target is not, and its "affiliates" and "associates" collectively are not, and will not be as of the Effective Time, the "beneficial owner" (as such terms are defined in rules and regulations under the Securities Act, the Exchange Act, and the MGCL) of one percent or more of the outstanding shares of HR Common Stock.

                  Section 3.21 REIT QUALIFICATION. At all times during its existence, Target has been, and as of the Effective Time Target will be, organized in conformity with the requirements for qualification and, as of the date hereof for all taxable periods has qualified, as a "real estate investment trust" under the Code and the rules and regulations thereunder. Target has at all times during its existence (i) met the 75%, 95% and (through the tax year ended December 31, 1997) 30% income tests set forth in Section 856 of the Code,
(ii) met the 75% and 25% asset tests set forth in Section 856 of the Code, (iii) distributed dividends to its stockholders at least equal to the 95% requirements of Section 857 of the Code, and (iv) been in compliance with Section 856(c)(5) of the Code.

                  Section 3.22 TITLE TO PROPERTIES. Target has good title to all real property owned or leased by it (individually, a "Target Property" and collectively, the "Target Properties"), and good title to all personal property owned by it which is material to its business, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than (i) those items disclosed on Exhibit 3.22 to the Target Disclosure Schedule, (ii) the Target Mortgages (as hereinafter defined), and (iii) those liens, encumbrances, claims, security interests and defects which would not, either individually or in the aggregate, have a material adverse effect on any Target Property (including the present maintenance, operation, occupancy or use thereof) (collectively, "Permitted Target Encumbrances").

                  Section 3.23 TITLE INSURANCE.

                           (a) Except as set forth on Exhibit 3.23 to the Target
                  Disclosure Schedule, (x) an owner's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained for each Target Property, and (y) each owner's policy of title insurance insures the fee simple or leasehold ownership interest of Target or the appropriate Target Subsidiary in each Target Property subject only to Permitted Target Encumbrances and is in an amount at least equal to the sum of
                  (i) the cost of the acquisition of such Target Property and
                  (ii) any subsequent cost of the construction and installation of the improvements made by Target located on such Target Property (measured at the time of such construction).

                           (b) Except as set forth on Exhibit 3.23 to the Target
                  Disclosure Schedule, a mortgagee's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors and insuring title in the priority listed on Exhibit 3.23 to the Target Disclosure Schedule has been obtained for each Target Mortgage Loan (as hereinafter defined). Each mortgagee's policy of title insurance insures the mortgage interest of Target or the appropriate Target Subsidiary in the real property encumbered by the Target Mortgage Loan and is in an amount at least equal to the amount of the Target Mortgage Loan.

                  Section 3.24 ENVIRONMENTAL MATTERS. Except as disclosed on
Exhibit 3.24 to the Target Disclosure Schedule, (a) all of the Target Properties and any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30) have been the subject of preliminary environmental assessments, inspections or reviews, and (b) Target has no knowledge of (i) the unlawful presence of any Hazardous Materials (as defined below) on any of the Target Properties or any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30) that would have a material adverse effect on any of the Target Properties or any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30) or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on any of Target Properties or any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30) as a result of any construction on or operation and use of any of Target Properties or any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30) that would have a material adverse effect. The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

                  Section 3.25 DEFECTS. Except as set forth on Exhibit 3.25 to the Target Disclosure Schedule and except for routine matters that typically arise in connection with new construction of the Target Properties to the best of Target's knowledge without any independent investigation, there are no material defects in the improvements located on any of the Target Properties or any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30) including any defect in the foundation, structural systems, roof or the electrical, plumbing, heating, ventilating or air conditioning systems included within the improvements located on any of the Target Properties or any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30) and there are no repairs or deferred maintenance required to be made thereto.

                  Section 3.26 CONDEMNATION. There is no pending or, to the best of Target's knowledge, threatened public or private condemnation or similar proceeding affecting any of the Target Properties or any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30) or any part thereof which could have a material adverse effect upon the present maintenance, operation, occupancy or use of any of the Target Properties or any of the real properties encumbered by a Tenant Mortgage Loan (as defined in Section 3.30).

                  Section 3.27 TAXES AND ASSESSMENTS ON TARGET PROPERTIES. There are no material unpaid real estate property taxes or assessments due and payable against any Target Property. Neither Target nor any Target Subsidiary has received any notice of assessment for public improvements with respect to or relating to a Target Property.

                  Section 3.28 PROPERTIES AND LEASES. Exhibit 3.28 to the Target Disclosure Schedule sets forth a complete and correct list of (i) all Target Properties and (ii) all leases of Target Properties or any part thereof, other than space subleases and occupancy agreements (each a "Target Tenant Lease" and collectively, the "Target Tenant Leases") under a Target Lease (as hereinafter defined), in effect on the date hereof (individually, a "Target Lease" and collectively, the "Target Leases") and sets forth a complete and correct description of the following:


                           (a) the location of the Target Property encumbered
                  by each Target Lease;

                           (b) the approximate square footage of the building
                  under each Target Lease;

                           (c) the name of the tenant and any guarantor under
                  each Target Lease;

                           (d) the date of each Target Lease and any amendment
                  or modification thereof, the commencement or amendment start date of each Target Lease and the expiration date of the term of each Target Lease;

                           (e) the amount of annual or monthly base rent and
                  additional rent due under each Target Lease and the amount, or the basis of calculation thereof, of any scheduled increase or other escalation in the annual and monthly base rent or additional rent;

                           (f) any renewal, extension, expansion or cancellation
                  right of the tenant under each Target Lease; and

                           (g) any security deposit or outstanding rent
                  concession or abatement under each Target Lease.

There are no material leases, tenancies, licenses or other rights of occupancy or use of Target Properties or any portion thereof except for Target Leases and Target Tenant Leases and except as set forth on Exhibit 3.28 to the Target Disclosure Schedule. Except as set forth on Exhibit 3.28 to the Target Disclosure Schedule, each Target Lease is valid and enforceable, is in full force and effect, has not been materially amended, modified or supplemented, and the tenant thereunder has accepted its demised premises, is in actual possession in the normal course and has commenced payment of rent and additional rent, if applicable, therefor. Except as set forth on Exhibit 3.28 to the Target Disclosure Schedule, each Target Lease provides that the tenant thereunder is required to pay all or its pro rata share of the operating expenses, repairs and maintenance, and taxes and insurance in connection with the maintenance, ownership, use and occupancy of the Target Property demised thereunder. Neither Target nor any Target Subsidiary is in default in the payment or performance of any material obligation binding on Target or a Target Subsidiary under a Target Lease and neither Target nor any Target Subsidiary has given notice of material default to a tenant (which default has not previously been cured), nor does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a material default by Target or any Target Subsidiary or, to the best of Target's knowledge, by a tenant under a Target Lease. Target does not have any knowledge of any material claim, offset, right of recoupment or defense available to a tenant under a Target Lease, and there have been no material waivers by Target or any Target Subsidiary of any material default under or breach of a Target Lease by a tenant. Except for Target Mortgages (as hereinafter defined), neither Target nor any Target Subsidiary has assigned, pledged, hypothecated or otherwise encumbered any of its right, title or interest in and to a Target Lease or any rents payable thereunder.

                  Section 3.29 MORTGAGES. Exhibit 3.29 to the Target Disclosure Schedule sets forth a complete and correct list of all mortgages, deeds of trust, deeds to secure debt and other similar security interests encumbering any Target Property or any part thereof (individually, a "Target Mortgage" and collectively, the

 "Target Mortgages") and sets forth a complete and correct description of the following:

                           (a) the location of each Target Property encumbered
                  by each Target Mortgage;

                           (b) the name of the obligor, each guarantor and the
                  holder of each Target Mortgage;

                           (c) the priority of each Target Mortgage and any
                  mortgage, deed of trust or other similar instrument that is prior to each Target Mortgage;

                           (d) the date of each Target Mortgage and any
                  amendment or modification thereof;

                           (e) the original principal amount of the debt secured
                  by each Target Mortgage, the current rate of interest thereunder and the current outstanding principal balance thereof;

                           (f) the maturity date of the debt secured by each
                  Target Mortgage, the type of debt secured thereby and whether any balloon payment is due at the maturity of the debt secured thereby;

                           (g) the amount of the current monthly payment of
                  interest, principal or other amounts due under each Target Mortgage and the amount of any other mandatory principal or other payment due thereunder prior to the maturity date of the debt secured thereby;

                           (h) any amount that has not been disbursed or
                  advanced to Target by the holder of a Target Mortgage that such holder is obligated to disburse or advance;

                           (i) any prepayment premiums with respect to the
                  prepayment (full or partial) of the debt secured by each Target Mortgage and the current penalty payable in connection with any such prepayment; and

                           (j) the amount of any escrow deposits or other
                  deposits or payments held under each Target Mortgage by the holder of each Target Mortgage.

There are no mortgages, deeds of trusts, deeds to secure debt or other similar instruments encumbering any Target Property or any portion thereof except for the Target Mortgages. Each Target Mortgage is valid and enforceable, is in full force and effect, and has not been amended, modified or supplemented except as set forth on Exhibit 3.29 to the Target Disclosure Schedule. All payments, installments and charges due and payable under the Target Mortgages have been paid in full. Neither Target nor any Target Subsidiary has received notice of material default by Target or any Target Subsidiary (which default has not previously been cured) from the holder of a Target Mortgage nor does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a material default by Target or any Target Subsidiary under a Target Mortgage. Except as set forth on Exhibit 3.29 to the Target Disclosure Schedule, the occurrence of any of the transactions contemplated by this Plan of Merger will not require the consent or approval of the holder of a Target Mortgage and will not violate, conflict with or constitute a default by Target or any Target Subsidiary under a Target Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by Target under a Target Mortgage.

                  Section 3.30 TARGET MORTGAGE LOANS. Exhibit 3.30 to the Target Disclosure Schedule sets forth a complete and correct list of all loans made by Target or any Target Subsidiary to others secured by a mortgage, deed of trust, deed to secure debt or other similar instrument encumbering real property and personalty related to such real property (individually, a "Target Mortgage Loan" and collectively, the "Target Mortgage Loans") and sets forth a complete and accurate description of the following:

                           (a) the location of the real property encumbered by
                  each Target Mortgage Loan;

                           (b) the name of the obligor, each guarantor and the
                  holder of each Target Mortgage Loan;

                           (c) the priority of each Target Mortgage Loan and any
                  mortgage, deed of trust, deed to secure debt or other similar instrument that is prior to each Target Mortgage Loan;

                           (d) the date of each Target Mortgage Loan and any
                  amendment  or  modification thereof;

                           (e) the original principal amount of the debt secured
                  by each Target Mortgage Loan, the current rate of interest thereunder and the current outstanding principal thereof;

                           (f) the maturity date of the debt secured by each
                  Target Mortgage Loan, the type of debt secured thereby and whether any balloon payment is due at the maturity of the debt secured thereby;

                           (g) the amount of the current monthly payment of
                  interest, principal or other amounts due under each Target Mortgage Loan and the amount of any other mandatory principal or other payment due thereunder prior to the maturity date of the debt secured thereby;

                           (h) any amount that has not been disbursed or
                  advanced to the obligor under each Target Mortgage Loan by Target or a Target Subsidiary that Target or a Target Subsidiary is obligated to disburse or advance;

                           (i) any prepayment premiums with respect to the
                  prepayment (full or partial) of the debt secured by each Target Mortgage Loan and the current penalty payable in connection with any such prepayment; and

                           (j) the amount of any escrow deposits or other
                  deposits or payments held under each Target Mortgage Loan by Target or a Target Subsidiary.

Except as set forth on Exhibit 3.30 to the Target Disclosure Schedule, there are no loans made by Target or any Target Subsidiary to others secured by a mortgage, deed of trust, deed to secure debt or other similar instruments encumbering real property and personalty related to such real property, except for Target Mortgage Loans. Target has good title to all Target Mortgage Loans, in each case free and clear of all encumbrances senior to the Target Mortgage Loans, claims, security interests and defects. Each Target Mortgage Loan is valid and enforceable, is in full force and effect and has not been amended, modified or supplemented, except as set forth in Exhibit 3.30 to the Target Disclosure Schedule. All payments, installments and material charges due and payable under each Target Mortgage Loan have been paid in full. Target is not in material default in the payment or performance of any obligation under a Target Mortgage Loan and has not given any notice of material default to an obligor under a Target Mortgage Loan (which default has not previously been cured) nor does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a material default by an obligor under a Target Mortgage Loan. To the best of Target's knowledge, no obligor under a Target Mortgage Loan has a valid defense to the payment in full of such Target Mortgage Loan nor is such Target Mortgage Loan subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense. There have been no waivers by Target or any Target Subsidiary of any material default under or breach of a Target Mortgage Loan by an obligor under a Target Mortgage Loan. The occurrence of any of the transactions contemplated by this Plan of Merger does not require the consent or approval of the obligor under a Target Mortgage Loan and will not violate, conflict with or constitute a default by Target or any Target Subsidiary under a Target Mortgage Loan or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by Target or any Target Subsidiary under a Target Mortgage Loan.

                  Section 3.31 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Target has received from a financial advisor satisfactory to Target's Board of Directors an opinion to the effect that, as of the date of this Plan of Merger, the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of Target Common Stock. A written copy of such opinion will be delivered by Target to Buyer prior to the date on which the definitive proxy materials for the Joint Proxy Statement are filed with the SEC.

                  Section 3.32 INVESTMENT COMPANY ACT. Target is not, and as of the Effective Time will not be, an "investment company" or company "controlled" by "an investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 3.33 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of Target, all of which have been made available to Buyer and HR, are complete and correct and have been maintained in accordance with the sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including, but not limited to, the maintenance of an adequate system of internal controls. The minute books of Target contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors and committees of the Board of Directors of Target and no meetings of any such stockholders, Board of Directors or committees has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of HR. Target has furnished HR with any annual management letters from Target's independent certified public accountants for each of the last three years to the extent such letters address the business conducted by Target.

                  Section 3.34 INTELLECTUAL PROPERTY. Target has no intellectual property assets which are material to Target's operations.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF BUYER AND HR

                  Buyer and HR represent and warrant to Target as follows:

                  Section 4.1 CORPORATE ORGANIZATION AND QUALIFICATION. Buyer is legally formed and validly existing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Buyer is registered or qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such registration or qualification necessary, except where the failure to be so registered or qualified and in good standing will not have and would not reasonably be expected to have a material adverse effect on Buyer.

                  Section 4.2 SUBSIDIARIES. Buyer does not own any stock or other equity interests in, and does not control, directly or indirectly, any other corporation, partnership, joint venture, limited liability company, association or business organization.

                  Section 4.3 CORPORATE POWER AND AUTHORITY. Subject to the satisfaction of the conditions precedent set forth herein Buyer (i) has the power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and (ii) has taken all action required by its Certificate of Incorporation, Bylaws, or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Buyer. This Plan of Merger has been duly executed and delivered by Buyer and, assuming the receipt of required stockholder and regulatory approvals and further assuming that this Plan of Merger constitutes a valid and binding obligation of Target and HR, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  Section 4.4 NO VIOLATIONS. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provision of Buyer's Certificate of Incorporation or Bylaws, or any provisions of, or result in the acceleration of any obligation under, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Buyer is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have a material adverse effect on Buyer.

                  Section 4.5 CONSENTS. Except for (i) the filing of the Registration Statement and the Joint Proxy Statement (in each case as defined in Section 6.2 below) with the SEC pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (ii) the acceptance for record of the Articles of Merger by the SDAT and the Certificate of Merger by the Delaware Office of Secretary of State in connection with the Merger, (iii) any required filings with or approvals from applicable state environmental authorities and
(iv) any required filings with or approvals from applicable state health care regulation and licensing authorities (the filings and approvals referred to in clauses (i) through (iv) being collectively referred to as the "Buyer Required Statutory Approvals"), to Buyer's best knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Plan of Merger by Buyer or the consummation by Buyer of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on Buyer. No filing or notice under the HSR Act is required in connection with the execution and delivery of this Plan of Merger or the consummation of the transactions contemplated hereby.

                  Section 4.6 LEGAL PROCEEDINGS. There is no material litigation, governmental investigation or other proceeding pending or, to the best knowledge of Buyer, threatened against or relating to Buyer, or its properties or businesses or the transactions contemplated by this Plan of Merger and, to the best knowledge of Buyer, no basis for any such action exists.

                  Section 4.7 COMPLIANCE WITH LAWS IN GENERAL. Buyer has not received any notices of material violations of any federal, state or local laws, regulations or ordinances relating to its business and operations, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Buyer which, if it were determined that a violation had occurred, would have a material adverse effect on Buyer.

                  Section 4.8 LICENSES. Buyer holds all Licenses which are needed or required by law with respect to its business, operations and facilities as they are currently conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on Buyer.

                  Section 4.9 VOTE REQUIRED. A majority of the outstanding shares of voting stock entitled to vote thereon is the only vote of the holders of any class or series of Buyer's equity securities necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

                  Section 4.10 INVESTMENT COMPANY ACT. Buyer is not, and as of the Effective Time will not be, an "investment company" or company "controlled" by "an investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.11 ORGANIZATION AND QUALIFICATION OF HR AND HR SUBSIDIARIES. Each of HR and the subsidiaries of HR set forth in Exhibit 21 of HR's Form 10-K for the year ended December 31, 1997 (each an "HR Subsidiary" and, collectively, the "HR Subsidiaries") is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and each has the requisite corporate power to own its property and carry on its business as it is now being conducted. HR and each HR Subsidiary is qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not have and would not reasonably be expected to have a material adverse effect on HR.

                  Section 4.12 POWER AND AUTHORITY. Subject to the satisfaction of the conditions precedent set forth herein, HR (i) has the power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and (ii) has taken all action required by its Articles of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of HR. This Plan of Merger has been duly executed and delivered by HR and, assuming the receipt of required HR stockholder vote and regulatory approvals and further assuming that this Plan of Merger constitutes a valid and binding obligation of Buyer and Target, constitutes a valid and binding obligation of HR, enforceable against HR in accordance with its terms.

                  Section 4.13 STATUS OF HR COMMON STOCK AND HR PREFERRED STOCK. On and after the Effective Time, upon due and proper exchange of Exchanging Target Shares therefor, the HR Common Stock and the HR Preferred Stock will be validly authorized, duly issued, fully paid and nonassessable.

                  Section 4.14 AUTHORIZATION OF THE ISSUANCE OF THE HR COMMON STOCK AND HR PREFERRED STOCK. HR has all requisite corporate power and authority to issue the HR Common Stock and the HR Preferred Stock. No other corporate or legal proceedings on the part of HR is necessary to approve and authorize the issuance of the HR Common Stock and HR Preferred Stock, other than the approval of the stockholders of HR in the case of the HR Common Stock.

                  Section 4.15 NO VIOLATIONS. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provision of HR's Articles of Incorporation or Bylaws, or any provisions of, or result in the acceleration of any obligation under, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which HR is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have a material adverse effect on HR.

                  Section 4.16 SEC DOCUMENTS OF HR. Since January 1, 1997, HR has filed all required reports, registration statements, proxy statements and other documents, together with any amendments required to be made thereto (as such documents have been amended since the time of their original filing, the "HR SEC Documents"). As of their respective dates, the HR SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such HR SEC Documents and none of the HR SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 4.17 NYSE LISTING. On the Closing Date, the HR Common Stock and the HR Preferred Stock will have been approved for listing on the New York Stock Exchange upon official notice of issuance.

                  Section 4.18 HR REIT QUALIFICATION. At all times during its existence, HR has been, and as of the Effective Time HR will be, organized in conformity with the requirements for qualification and, as of the date hereof for all taxable periods has qualified, as a "real estate investment trust" under the Code and the rules and regulations thereunder. HR has at all times during its existence (i) met the 75%, 95% and (through the tax year ended December 31, 1997) 30% income tests set forth in Section 856 of the Code, (ii) met the 75% and 25% asset tests set forth in Section 856 of the Code and (iii) distributed dividends to its stockholders at least equal to the 95% requirements of Section 857 of the Code.

                  Section 4.19 HR NOT AN INVESTMENT COMPANY. HR is not, and as of the Effective Time will not be, an "investment company" or company "controlled" by "an investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.20 ABSENCE OF UNDISCLOSED LIABILITIES. HR did not, at March 31, 1998, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses), except (a) liabilities, obligations or contingencies which are accrued or reserved against in HR's financial statements included in the HR SEC Documents or reflected in the notes thereto and (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have, or be reasonably expected to have, a material adverse effect on HR, or (ii) have been discharged or paid in full prior to the date hereof or will be discharged or paid in full prior to the Effective Time.

                  Section 4.21 OPINION OF FINANCIAL ADVISOR. The Board of Directors of HR has received from a financial advisor satisfactory to HR's Board of Directors an opinion to the effect that, as of the date of this Plan of Merger, the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of HR Common Stock. A written copy of such opinion will be delivered by HR to Target prior to the date on which the definitive proxy materials for the Joint Proxy Statement are filed with the SEC.

                  Section 4.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of all the votes cast at a meeting at which a quorum is present is the only vote of the holders of any class or series of HR equity securities necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

                  Section 4.23 STATEMENTS OF INTENT. (i) HR has no plans or intent to liquidate Target following the Merger; (ii) HR will cause Target to continue the historic business of Target or to use a significant portion of Target's historic business assets in a business following the Merger; and (iii) HR does not plan to cause Target to issue additional shares of stock of Target in such manner that would cause HR to lose control of Target under Section 368(c) of the Code following the Merger.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

                  Section 5.1 CONDUCT OF BUSINESS BY TARGET PENDING THE MERGER. Subject to compliance with applicable law, after the date hereof and prior to the Closing Date or earlier termination of this Plan of Merger, unless Buyer and HR shall otherwise agree in writing or as may be otherwise specifically contemplated by this Plan of Merger, Target shall:

                           (a) conduct its business in the ordinary and usual
                  course of business and consistent with past practice;

                           (b) not amend or propose to amend its Articles of
                  Incorporation or Bylaws, or split, combine or reclassify its outstanding stock, unless such action is necessary to preserve its status as a REIT or a "qualified REIT subsidiary";

                           (c) not issue, sell, pledge or dispose of, or agree
                  to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of stock of Target of any class or any debt or equity securities convertible into or exchangeable for such stock or amend or modify the terms and conditions of any of the foregoing, except that in the ordinary course of its business and consistent with its past practices, Target may issue shares upon exercise of outstanding options to purchase Target Common Stock and in connection with the exercise of the rights to acquire Target Common Stock as are described or referred to in
                  Section 3.2 above in accordance with the terms thereof, including the right of holders of the 10 1/2% Debentures and the 6.55% Debentures to convert such Debentures into Target Common Stock;

                           (d) except as contemplated by Exhibit 5.1 to the
                  Target Disclosure Schedule, not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business,
                  (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its stock, other than as required by the governing terms of such securities, (iii) take any action which would jeopardize Target's status as a real estate investment trust, (iv) make any acquisition of assets or businesses, without HR's prior written consent, which shall not be unreasonably withheld; provided, however, that HR will not consent to any (a) investments in assisted living facilities or skilled nursing facilities other than the funding of commitments for such investments in existence on the date of this Plan of Merger, (b) investments in construction and/or development projects other than the funding of commitments for such investments in existence on the date of this Plan of Merger, (c) acquisitions or investments which are not in the ordinary course of Target's business, or (d) investments which, taken together with all other assets, businesses, and investments of HR and Capstone, would cause an event of default or breach of any material agreement of HR, (v) sell any assets or businesses, in a transaction or series of related transactions for a cost in excess of $50,000, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                           (e) use reasonable efforts to preserve intact its
                  business organization and goodwill and business relationships with all lessees, mortgagors, operators, suppliers, distributors, customers, and others having business relationships with Target and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Plan of Merger;

                           (f) subject to compliance with applicable law, confer
                  with one or more representatives of Buyer when requested, to report on material operational matters and the general status of ongoing operations of Target's business;

                           (g) not enter into or amend any employment,
                  severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers, employees or other representatives, or agree to do so;

                           (h) other than in accordance with established
                  compensation adjustment policies and as contemplated by this Plan of Merger, not increase the rate of remuneration payable to any of its directors, officers, employees or other representatives, or agree to do so, it being understood that this Section 5.1(h) shall not preclude payment of bonuses accrued as of the Closing Date in accordance with past practice at the same rate as accrued during 1998 through the date of this Plan of Merger not exceeding an aggregate of $700,000 to persons (except Richard M. Scrushy, Michael D. Martin and John W. McRoberts) who are employees of Target on the Closing Date and who sign termination agreements containing appropriate releases and confidentiality provisions;

                           (i) except as may be contemplated by the terms
                  hereof, not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law or as contemplated by this Plan of Merger;

                           (j) file all required reports, including its
                  Quarterly Report on Form 10-Q for the quarter ending June 30, 1998, on or before the date prescribed for such reports pursuant to the Exchange Act and cause such reports to comply with the requirements of the Exchange Act; and

                           (k) maintain, in full force and effect, with all
                  premiums due thereon paid, policies of insurance covering all of the insurable tangible assets and businesses of Target and the Target Subsidiaries in amounts and as to foreseeable risks usually insured against by persons operating similar businesses under valid and enforceable policies of insurance issued by insurers of recognized responsibility.

                  Section 5.2. NEGATIVE COVENANTS OF TARGET. Subject to compliance with applicable laws, after the date hereof and prior to the Closing Date or earlier termination of this Plan of Merger, unless Buyer and HR shall otherwise agree in writing or as may be otherwise specifically contemplated by this Plan of Merger, Target shall not:

                           (a) Incur any liabilities other than current
                  liabilities incurred in the ordinary course of business;

                           (b) Incur any mortgage, lien, pledge, hypothecation,
                  charge, encumbrance, or restriction of any kind, except liens for taxes not due;

                           (c) Become a party to any contract, or renew, extend,
                  or modify any existing contract, except in the ordinary course of business;

                           (d) Make any capital expenditures, except for
                  ordinary repairs, maintenance, and replacement;

                           (e) Declare or pay any dividend on or make any other
                  distribution to stockholders, except for payment of any dividends consistent with past practice;

                           (f) Pay or agree to pay any bonus, increase in
                  compensation, pension, or severance pay to any director, stockholder, officer, consultant, agent, or employee, except for bonuses accrued as of the Closing Date at the same rate as accrued during 1998 through the date of this Plan of Merger in accordance with past practice not exceeding an aggregate of $700,000 to persons (except Richard M. Scrushy, Michael D. Martin and John W. McRoberts) who are employees of Target on the Closing Date and who sign termination agreements containing appropriate releases and confidentiality provisions;

                           (g) Discharge or satisfy any lien or encumbrance, or
                  pay any obligation or liability, except current liabilities shown on the Target Balance Sheet, or incurred in the ordinary course of business since the date of the Target Balance Sheet;

                           (h) Merge or consolidate with any other entity;

                           (i) Enter into any transactions or take any acts that
                  would constitute a breach of the representations, and warranties contained in this Plan of Merger; and

                           (j) Institute, settle, or agree to settle any action
                  or proceeding before any court or governmental body.

                  Section 5.3 CONDUCT OF BUSINESS BY BUYER AND HR PENDING THE MERGER. Subject to compliance with applicable law, after the date hereof and prior to the Closing Date or earlier termination of this Plan of Merger, unless Target shall otherwise agree in writing or as may be otherwise specifically contemplated by this Plan of Merger, Buyer and HR shall conduct their respective businesses in the ordinary and usual course of business and consistent with past practice.

                  Section 5.4 NO SOLICITATION. Neither Target nor Target Subsidiaries will, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a material amount of the assets of, or any equity interest in, Target or any merger, consolidation, or business combination with Target, or (ii) subject to the obligations of Target's directors and officers under Section 2-405.1(a) of the MGCL or under applicable law as advised by counsel, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, any of the foregoing, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Target shall promptly notify Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made. Nothing contained herein shall be construed to prohibit Target and its Board of Directors from taking any particular position with respect to any such offer or proposal or from otherwise withdrawing, modifying or amending its recommendation with respect to the Merger, in each case to the extent required by the obligations of Target's directors and officers under Section 2-405.1(a) of the MGCL or under applicable law as advised by counsel, or from disclosing to its shareholders a position as contemplated by Rule 14e-2 promulgated under the Exchange Act or from making such other disclosure to shareholders which, in the judgment of its Board of Directors on advice of counsel, may be required by law in connection with any such proposal or offer.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

                  Section 6.1  ACCESS TO INFORMATION; COOPERATION.

                           (a) ACCESS TO INFORMATION. Target shall afford to
                  Buyer, HR and their respective accountants, counsel, financial advisors and other representatives (the "Buyer Representatives") and Buyer and HR shall afford to Target and its accountants, counsel, financial advisors and other representatives (the "Target Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of the properties, books, contracts, commitments and records (including Tax returns) of Buyer, HR, and Target, as appropriate, and, during such period, each shall furnish promptly to the others (i) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the SEC in connection with the transactions contemplated by this Plan of Merger or which may have a material effect on Buyer's, HR's or Target's business, properties or financial condition, as appropriate, and (ii) such other information concerning their respective businesses, properties and financial condition as shall be reasonably requested; provided that no investigation pursuant to this
                  Section 6.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties hereto to consummate the Merger. All non-public documents and information furnished to Buyer, HR, or Target, as the case may be, in connection with the transactions contemplated by this Plan of Merger shall be deemed to have been received pursuant to and shall be subject to the provisions of the Confidentiality Agreement between HR and Target (the "Confidentiality Agreement"), except that Buyer, HR and
                  Target may disclose such information as may be necessary in connection with seeking Target Required Statutory Approvals, Buyer Required Statutory Approvals, or the approval of stockholders of Buyer, HR, or Target. Buyer and HR shall promptly advise Target, and Target shall promptly advise
                  Buyer and HR, in writing of any change or the occurrence of any event after the date of this Plan of Merger having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on Buyer, HR, or Target.

                           (b) COOPERATION. Subject to the terms and conditions
                  herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Merger, including using its best efforts to identify and obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions (including Target Required Statutory Approvals, Buyer Required Statutory Approvals and any filings under federal and state securities laws and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the necessary approvals by the stockholders of each of Target, HR, and Buyer of this Plan of Merger and the transactions contemplated hereby, and subject at all times to the duties of the respective Boards of Directors of Target, HR, and Buyer.

                           (c) OTHER ACTIONS. Neither Target, HR, nor Buyer
                  shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of Target, HR, or Buyer to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Entity or which would otherwise materially impair the ability of Target, HR, or Buyer to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

                           (d) CONTINUED QUALIFICATION AS A REAL ESTATE
                  INVESTMENT TRUST. From and after the date hereof through the Effective Time, Target will maintain its qualification as a "real estate investment trust" under the Code and the rules and regulations thereunder. Without limiting the generality of the foregoing, Target will make dividend distributions and all other payments during its final taxable period sufficient to satisfy the requirement of Section 857 of the Code.

                  Section 6.2  REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

                           (a) Within 60 days after the execution of this Plan
                  of Merger, HR shall prepare and file with the SEC and any other applicable regulatory bodies a Registration Statement on Form S-4 with respect to the shares of HR Common Stock to be issued in connection with the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of HR and Target containing the information required by the Exchange Act (the "Joint Proxy Statement"). HR shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. HR shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. HR shall use its best efforts to have the Joint Proxy Statement approved by the SEC under the provisions of the Exchange Act. HR shall provide Target with copies of all filings made pursuant to this Section 6.2 and shall consult with Target on responses to any comments made by the staff of the SEC with respect thereto. If at any time prior to the Effective Time any event or circumstance relating to Buyer or HR or their respective officers or directors should be discovered by HR which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, HR shall promptly inform Target.

                           (b) The information specifically designated as being
                  supplied by Target for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Joint Proxy Statement is first mailed to holders of Target Stock, at the time of the Special Meetings (as defined below in Section 6.4) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information specifically designated as being supplied by Target for inclusion in the Joint Proxy Statement to be sent to the holders of Target Stock in connection with the Special Meetings shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Target Stock, at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Target or its officers or directors, should be discovered by Target which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Target shall promptly inform HR. All documents, if any, that Target is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                           (c) The information specifically designated as being
                  supplied by Buyer or HR for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Joint Proxy Statement is first mailed to holders of Target Stock, at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information specifically designated as being supplied by Buyer or HR for inclusion in the Joint Proxy Statement to be sent to the holders of Target Stock in connection with the Special Meetings shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Target Stock, at the time of the Special Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or HR or their respective officers or directors, should be discovered by Buyer or HR which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, HR shall promptly inform Target and shall promptly file such amendment to the Registration Statement. All documents that HR is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                           (d) Target shall furnish all information to HR with
                  respect to Target and the Target Subsidiaries as HR may reasonably request for inclusion in the Registration Statement, the Joint Proxy Statement and the Listing Applications pertaining to the HR Common Stock and the HR Preferred Stock, and shall otherwise cooperate with HR in the preparation and filing of such documents.

                  Section 6.3 NYSE. HR shall use its best efforts to effect, at or before the Effective Time, authorization for listing on the NYSE upon official notice of issuance, of the HR Common Stock and the HR Preferred Stock.

                  Section 6.4 APPROVAL OF STOCKHOLDERS. Each of Buyer, HR, and Target shall promptly take such action as may be required by their respective governing documents and applicable law to obtain the requisite approval of this Plan of Merger and the transactions contemplated hereby, and shall use their respective best efforts to obtain approval and adoption of this Plan of Merger and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Subject to the duties of the respective Boards of Directors of Target, HR, and Buyer under applicable law, and unless this Plan of Merger shall have been validly terminated as provided herein, Buyer and Target shall, through their respective Boards, recommend to their respective equity holders the approval of this Plan of Merger and of the transactions contemplated by this Plan of Merger. Without limiting the generality of the foregoing, each of Buyer, HR, and Target will call, give notice of, convene and hold a meeting of its stockholders (collectively, the "Special Meetings") as soon as practicable after the effectiveness of the Registration Statement for the purpose of approving this Plan of Merger (to the extent that such approval is required by applicable law in order to consummate the Merger) and for such other purposes as may be necessary; provided that nothing contained herein shall affect the right of either Buyer, HR, or Target to take action by written consent in lieu of meeting to the extent permitted by applicable law and their respective governing documents.

                  Section 6.5 COMPLIANCE WITH THE SECURITIES ACT. Target shall use its best efforts to cause each principal executive officer, each director and each other person who is an "affiliate" (as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of Target to deliver to Buyer and HR on or prior to the Effective Time a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of HR Common Stock except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Buyer and HR, is exempt from the registration requirements of the Securities Act.

                  Section 6.6 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Plan of Merger or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to review and approval by the other party, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable law, rule, regulation or policy of the NYSE. The parties shall issue a joint press release, mutually acceptable to Buyer, HR, and Target, promptly upon execution and delivery of this Plan of Merger.

                  Section 6.7 CERTAIN INFORMATION. For as long as any affiliate (as defined for purposes of Rule 145 under the Securities Act) of Target holds any HR Common Stock (but not for a period in excess of two years from the date of consummation of the Merger), HR shall file with the SEC or otherwise make publicly available all information about HR required pursuant to Rule 144(c) under the Securities Act to enable such affiliate to resell such shares under the provisions of Rule 145(d) under the Securities Act.

                  Section 6.9 ACCOUNTING METHODS. Neither Buyer, HR, nor Target shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred in by both such parties' independent accountants.

                  Section 6.10 NOTICE OF SUBSEQUENT EVENTS. Target shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit to the Target Disclosure Schedule delivered by Target under this Plan of Merger, promptly after the occurrence of the same.

                  Section 6.11 RESIGNATION OF TARGET DIRECTORS. On or prior to the Closing Date, Target shall deliver to Buyer evidence satisfactory to Buyer of the resignation of the Directors of Target and all Target Subsidiaries, such resignations to be effective on the Closing Date.

                  Section 6.12 BREAKUP FEE.

                            (a) (i) If this Plan of Merger is terminated for any reason, after

                                   (1) a tender or exchange offer for Target
                               Common Stock is announced by any corporation, partnership, person, other entity, syndicate or group (as defined in Section 13(d)(3) of the Exchange Act) (collectively, "Persons") other than Buyer or any of its affiliates, and the Board of Directors of Target takes any position under Rule 14e-2 under the Exchange Act other than to recommend rejection of such offer; or

                                   (2) Target receives a proposal or offer from
                               any Person concerning: (x) a merger,
                               consolidation, sale of a material amount of assets or other business combination not in the ordinary course of business involving Target or Target Subsidiaries, or (y) any transaction involving transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership of or to vote securities representing, more than 25% of the total voting power of Target, and either:

                                       (A) the Board of Directors resolves to
                                   accept, or recommend acceptance of, such proposal or offer, or determines such proposal or offer to be more favorable to the shareholders of Target than the Merger as contemplated herein; or

                                       (B) the Board of Directors, after a
                                   reasonable time for consideration thereof, does not resolve to reject or recommend rejection of such proposal or offer; or

                                   (3) in the absence of the announcement of a
                               tender or exchange offer and of any proposal or offer, described in clauses (1) and (2) above, Target withdraws, modifies or amends in any respect its favorable recommendation of the Merger, or the Board of Directors resolves to do any of the foregoing (except that the foregoing shall not apply to a change solely in the reasons for such recommendation, so long as Target and its Board of Directors continue to recommend acceptance of the Merger); or

                               (ii) if this Plan of Merger is terminated for any
                         reason, and:

                                    (1) at any time after the date hereof,
                               within six months after such termination, any Person, other than Buyer, HR or any HR Subsidiary, shall have either: (x) directly or indirectly acquired, or disclosed the direct or indirect acquisition of, the beneficial ownership of securities representing, or directly or indirectly acquired, or disclosed the direct or indirect possession of, the right to acquire beneficial ownership of, or the right to vote, securities representing 25% or more of the total voting power of Target, or publicly announced its intention to do any of the foregoing; (y) commenced or publicly proposed a tender or exchange offer for some portion or all of the Target Common Stock, or publicly proposed any merger, consolidation, acquisition of a material amount of assets or other business combination not in the ordinary course of business involving Target or the Target Subsidiaries or publicly proposed a transaction involving the transfer of beneficial ownership of securities representing, or of the right to acquire beneficial ownership of or the right to vote, securities representing more than 25% of the total voting power of Target, or publicly announced its intention to do any of the foregoing (any such commencement or proposal being herein referred to as an "Acquisition Proposal"); or (z) directly or indirectly had discussions with Target or one or more of its executive officers or directors (or had discussions with any agents of the foregoing, of which the principal was aware), with respect to any of the transactions described in clauses
                               (x) or (y) above; and

                                    (2) at any time, not later than six months
                               after the date of such termination, any Person (whether or not a Person referred to in clause
                               (iii) (1) above), other than Buyer, HR or any of their respective affiliates, either (x) directly or indirectly acquires or discloses the direct or indirect acquisition of securities representing, or directly or indirectly acquires or discloses the direct or indirect possession of the right to acquire beneficial ownership of or to vote securities representing, 25% or more of the total voting power of Target; or (y) consummates, or enters into an agreement with Target or any of its affiliates or the Target Subsidiaries with respect to, any Acquisition Proposal, other than acquisitions by Target which do not result in a change in ownership of securities representing 25% or more of the total voting power of Target;

                  then Target will, within five days after the first of any such events to occur, (1) pay Buyer a fee of $20 million and (2) reimburse HR and Buyer for all reasonable out-of-pocket expenses and fees incurred by them (including fees payable to their proposed lenders and investment bankers) or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Plan of Merger, and the financing of such transactions, and incurred by financial institutions and assumed by HR in connection with the negotiation, preparation, execution and performance of this Plan of Merger.

                           (b) If this Plan of Merger is terminated pursuant to
                  Section 8.1(c) because:

                                    (i) any obligation, covenant, or agreement
                           of Target under this Plan of Merger shall have been breached or not performed as required in any material respect, by a willful and deliberate act or omission by or on behalf of Target; or

                                    (ii) any of the representations and
                           warranties of Target in this Plan of Merger
                           (including the Target Disclosure Schedule) shall not have been accurate on the date of execution of this Plan of Merger, except for inaccuracies which would not, either individually or in the aggregate, have a material adverse effect on Target, then Target will, within five days of the first of any such events to occur, reimburse HR and Buyer for all reasonable out-of-pocket expenses and fees incurred by them (including fees payable to their proposed lenders and investment bankers) or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Plan of Merger, and the financing of such transactions, and incurred by financial institutions and assumed by HR in connection with the negotiation, preparation, execution, and performance of this Plan of Merger.

                           (c) If the Plan of Merger is terminated pursuant to
                  Section 8.1(c) because:

                                    (i) any obligation, covenant, or agreement
                           of Buyer and HR under this Plan of Merger shall have been breached or not performed as required in any material respect, by a willful and deliberate act or omission by or on behalf of Buyer and HR; or

                                    (ii) any of the representations and
                           warranties of Buyer and HR in this Plan of Merger shall not have been accurate on the date of execution of this Plan of Merger, except for inaccuracies which would not, either individually or in the aggregate, have a material adverse effect on HR, then Buyer and HR will, within five days of the first of any such events to occur, reimburse Target for all reasonable out-of-pocket expenses and fees incurred by it (including fees payable to its investment bankers) or on its behalf in connection with the Merger and the consummation of all transactions contemplated by this Plan of Merger, and incurred by Target in connection with the negotiation, preparation, execution, and performance of this Plan of Merger.

                           (d) Except as aforesaid, all costs and expenses
                  incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid in accordance with Section 6.16 hereof.

                  Section 6.13 TERMINATION OF EMPLOYEE BENEFIT PLANS. As soon as practical, the Surviving Entity shall cause the termination of all pension, profit-sharing and retirement Plans set forth on Exhibit 3.14 to the Target Disclosure Schedule and take all necessary action to submit each such Plan to the IRS for a determination that the termination of the Plan will not adversely affect the qualification of each Plan and shall promptly pursue such determination letter. Upon receipt of a letter from the IRS, the Surviving Entity shall cause each of the trusts established to fund each Plan to be promptly liquidated and shall cause the trustees to disburse all benefits to participants pursuant to the terms of such Plans. All fees in connection with such terminations and distributions, including but not limited to user fees, attorneys' fees, accountants' fees and third-party administrators' fees shall be paid by the Surviving Entity.

                  Section 6.14 ACQUISITION OF TARGET FURNITURE, FIXTURES AND EQUIPMENT. Target and certain Target Subsidiaries will enter into an asset purchase agreement with Orthopaedic Surgeons, Inc., a Delaware corporation ("OSI"), pursuant to which OSI will acquire at Closing all of the personal property at Target's corporate headquarters used by Target or Target Subsidiaries in the operation of the business as now conducted a list of which is set forth on
Schedule 6.14 including all furniture, fixtures and equipment but excluding the split dollar life insurance policies on the life of John W. McRoberts and all personal property located in any owned real estate. The consideration to be paid for these assets will be (i) the assumption by OSI of all of Target's obligations under that certain Office Lease dated June 28, 1994, as amended, between Target and TMK Income Properties, L.P., a Delaware limited partnership (successor in interest to Torchmark Development Corporation), (ii) the assumption of all of Target's obligations under certain office equipment leases a list of which is set forth on Schedule 6.14, and (iii) for the non-leased assets, the sum of $350,000. HR agrees to give OSI the option to lease the assets and sublease the facilities at fair market rents for a reasonable period of time (not to exceed one year) to enable OSI to obtain capital financing. On or prior to the date of purchase of the assets, Target shall obtain and deliver to Buyer a release of Buyer and HR from any liability of Target under the assumed leases effective as of the date of purchase. John W. McRoberts will receive the policies of split dollar life insurance on his life without additional consideration. Target agrees to make no further payments of premiums on such policies.

                  Section 6.15. DIRECTORS AND OFFICERS INSURANCE. HR shall provide to each officer and director of Target indemnification from acts or omissions occurring prior to the Closing Date to the same extent as HR indemnifies its officers and directors. Such indemnification shall be provided through indemnification agreements which will be entered into at the Closing, the form of which indemnification agreements will be provided to Target at least ten days prior to the Closing. Buyer shall cause to be maintained in effect the current policies of directors and officers liability insurance currently maintained by Target.

                  Section 6.16 EXPENSES. Subject to Section 6.12, all costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expenses (which expenses of Target shall not exceed those set forth on Exhibit 3.9 to the Target Disclosure Schedule), except that those expenses incurred in connection with printing and distributing the Joint Proxy Statement shall be shared equally by HR and Target.

                  Section 6.17 LIMITED LIABILITY COMPANY FORMATION. If requested by Buyer at least ten days prior to the Closing Date, Target will form a single-member limited liability company in each state designated by Buyer, and Target shall contribute to such limited liability companies such properties and assets of Target and Target Subsidiaries as are designated by Buyer.

                                   ARTICLE VII
                                   CONDITIONS

                  Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions unless waived by the parties hereto:

                           (a) Target shall have obtained the necessary approval
                  of its holders of Target Common Stock and Target Series A Preferred Stock (voting as a separate class) of this Plan of Merger and the transactions contemplated hereby;

                           (b) Buyer shall have obtained the necessary approval
                  of its stockholders of this Plan of Merger and the transactions contemplated hereby;

                           (c) HR shall have obtained the necessary approval of
                  its stockholders of this Plan of Merger and the transactions contemplated hereby, including the approval to issue the HR Common Stock and the HR Preferred Stock;

                           (d) The Registration Statement pertaining to the HR
                  Common Stock and the HR Preferred Stock shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

                           (e) Neither Buyer nor Target, nor any of their
                  respective subsidiaries, shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Buyer effectively to exercise full rights of ownership of the Surviving Entity or any material portion of the assets or business of Target and the Target Subsidiaries, taken as a whole;

                           (f) All governmental consents, orders and approvals
                  legally required for the consummation of the Merger and the transactions contemplated hereby, including Target Required Statutory Approvals and Buyer Required Statutory Approvals, shall have been obtained and be in effect at the Effective Time, and all consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained;

                           (g) The respective opinions of the financial advisors
                  described in Section 3.31 and Section 4.21 shall not have been withdrawn, revoked or modified in any material respect as of the date of the Joint Proxy Statement; and

                           (h) Each of Richard M. Scrushy, Michael D. Martin,
                  and John W. McRoberts shall execute and deliver the consulting and non-competition agreements referred to on Exhibit 7.1(h) to the Target Disclosure Schedule.

                  Section 7.2 CONDITIONS TO OBLIGATION OF TARGET TO EFFECT THE MERGER. Unless waived by Target, the obligation of Target to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                           (a) Buyer and HR shall have performed in all material
                  respects their respective agreements contained in this Plan of Merger required to be performed on or prior to the Closing Date and the representations and warranties of Buyer and HR contained in this Plan of Merger shall be true and correct, except for inaccuracies which would not, either individually or in the aggregate, have a material adverse effect on Buyer or HR, on and as of (i) the date when made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date, which shall be true and correct as of the date specified), and Target shall have received a certificate of an officer of Buyer and HR to that effect;

                           (b) Target shall have received one or more legal
                  opinions from counsel to Buyer, dated the Closing Date, in form and substance satisfactory to Target; and

                           (c) the HR Common Stock and the HR Preferred Stock
                  shall have been authorized for listing on the NYSE upon official notice of issuance.

                  Section 7.3 CONDITIONS TO OBLIGATION OF BUYER AND HR TO EFFECT THE MERGER. Unless waived by Buyer and HR, the obligations of Buyer and HR to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                           (a) Target shall have performed in all material
                  respects its agreements contained in this Plan of Merger required to be performed on or prior to the Closing Date and the representations and warranties of Target contained in this Plan of Merger shall be true and correct, except for inaccuracies which would not, either individually or in the aggregate, have a material adverse effect on Target, on and as of (i) the


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

                  date when made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct as of the date specified), and Buyer and HR shall have received a certificate of an officer of Target to that effect;

                           (b) Buyer shall have received an opinion from Sirote
                  & Permutt, P.C., counsel to Target, dated the Closing Date, in form and substance satisfactory to Buyer; and

                           (c) Buyer shall have received an opinion from Sirote
                  & Permutt, P.C., tax counsel to Target, dated the Closing Date, in form and substance satisfactory to Buyer.

                           (d) All employment agreements between Target and its
                  officers (including without limitation, the Employment and Non-Competition Agreement, dated November 1, 1996 between Target and John W. McRoberts) shall be cancelled without termination payment or other compensation. In lieu thereof, the consulting and non-competition agreements referred to in
                  Section 7.1(h) shall be executed and delivered.

                                  ARTICLE VIII
                                   TERMINATION

                  Section 8.1 TERMINATION. This Plan of Merger may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Target and Buyer:

                           (a) by mutual consent of the respective Boards of
                  Directors of Target, HR, and Buyer, whether before or after a vote of shareholders;

                           (b) by either Buyer, HR, or Target, so long as such
                  party has not breached any of its obligations hereunder (except for such breaches as are immaterial), if the Merger shall not have been consummated on or before December 31, 1998 (the "Termination Date");

                           (c) unilaterally by Buyer and HR or Target, (i) if
                  the other (A) fails to perform any covenant or agreement in this Plan of Merger in any material respect, and does not cure the failure, in all material respects within 15 business days after the terminating party delivers written notice of the alleged failure, or (B) fails to fulfill or complete a condition to the obligations of that party (which condition is not waived) by reason of a breach by that party of its obligations hereunder, or (ii) if any condition to the obligations of that party is not


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

                  satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date;

                           (d) unilaterally by Buyer or HR if Target, through
                  its Board of Directors in the exercise of its duties under applicable law, either fails to recommend to Target's stockholders the approval of this Plan of Merger and the transactions contemplated hereby or withdraws such recommendation; and

                           (e) unilaterally by either Buyer or Target upon
                  execution of a definitive agreement by Target in connection with an Acquisition Proposal.

                  Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger by either Target, HR, or Buyer as provided in Section 8.1, this Plan of Merger shall forthwith become void and there shall be no further obligation on the part of either Target, HR, or Buyer or their respective officers or directors (except as set forth in this Section 8.2 and Section 6.12 which shall survive such termination).

                  Section 8.3 AMENDMENT. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

                  Section 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

                  Section 9.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Plan of Merger shall terminate at the Effective Time or upon the termination of this Plan of Merger pursuant to
Section 8.1, as the case may be. Each party agrees that, except for the representations and warranties contained in this Plan of Merger and the Target Disclosure Schedule, no party hereto has made any other representations or warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Plan of Merger or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      If to Buyer and HR, to:

                                    Healthcare Realty Trust Incorporated
                                    3310 West End Avenue, Suite 700
                                    Nashville, Tennessee 37203
                                    Attn: Roger O. West
                                    Facsimile: (615) 269-8461

                                    With a copy to:

                                    Theodore W. Lenz, Esq.
                                    Waller Lansden Dortch & Davis, PLLC
                                    511 Union Street, Suite 2100
                                    Nashville, Tennessee 37219
                                    Facsimile: (615) 244-6804

                           (b)      If to Target, to:

                                    Capstone Capital Corporation
                                    1000 Urban Center Drive, Suite 630
                                    Birmingham, Alabama 35242
                                    Attn:  John W. McRoberts
                                    Facsimile: (205) 967-9066

                                    with a copy to:

                                    Sirote & Permutt, P.C.
                                    2222 Arlington Avenue South
                                    Birmingham, Alabama 35205
                                    Attn: John H. Cooper, Esq.
                                    Facsimile: (205) 930-5301

                  Section 9.3 SEVERABILITY. If any term or other provision of this Plan of Merger is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Plan of Merger shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Plan of Merger so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  Section 9.4 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Plan of Merger nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Plan of Merger to the contrary, nothing in this Plan of Merger, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Plan of Merger.

                  Section 9.5 INCORPORATION OF EXHIBITS. The Target Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Plan of Merger for all purposes as if fully set forth herein.

                  Section 9.6 GOVERNING LAW. THIS PLAN OF MERGER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES).

                  Section 9.7 HEADINGS. The descriptive headings contained in this Plan of Merger are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

                  Section 9.8 COUNTERPARTS. This Plan of Merger may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  Section 9.9 ENTIRE AGREEMENT. This Plan of Merger (including the Exhibits and the Target Disclosure Schedule) and the Confidentiality Agreement (which shall survive the termination of this Plan of Merger) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Plan of Merger shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  Section 9.10 "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT." As used in this Plan of Merger, "material adverse change" or "material adverse effect" means, when used in connection with Buyer, HR, any HR Subsidiary, Target or any Target Subsidiary, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial condition of such Person and its subsidiaries taken as a whole.

                  Section 9.11 "INCLUDING." As used herein, the terms "including" and "includes" means "including without limitation."

                  Section 9.12 PARTIES IN INTEREST. This Plan of Merger shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Plan of Merger, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan of Merger.



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



                  IN WITNESS WHEREOF, each of Buyer, HR and Target has caused this Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                 HR ACQUISITION I CORPORATION


                                 By: /s/ Timothy Wallace
                                     ---------------------------------------
                                 Name: Timothy Wallace
                                 Title: Executive Vice President


                                 HEALTHCARE REALTY TRUST
                                   INCORPORATED


                                 By: /s/ David R. Emery
                                     ---------------------------------------
                                 Name: David R. Emery
                                 Title: Chief Executive Officer


                                 CAPSTONE CAPITAL CORPORATION


                                 By: /s/ John W. McRoberts
                                     ---------------------------------------
                                 Name: John W. McRoberts
                                 Title: President



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